Exhibit 99.4

American Rebel to Enter the E-Bike Business

Nashville, TN / September 14, 2022 / GLOBE NEWSWIRE / — American Rebel Holdings, Inc. (NASDAQ: AREB) – America’s Patriotic Brand (the “Company”) announces signing a letter of intent with Deerfield, Florida based Sierra E-Life, a full-service USA manufacturer of E-Bikes.

“We are very excited to diversify our product offerings, thereby enhancing American Rebel as a lifestyle brand, by entering the futuristic, technology-savvy market of E-Bikes,” said American Rebel CEO Andy Ross. “We think the E-Bike market is ready for the E-Bike with an attitude! American Rebel’s grit, style and patriotic appeal will carry through to every product we design and put the American Rebel name on.”

American Rebel, in collaboration with Sierra E-Life, has designed three distinct E-Bike models: the Patriot 500, the Freedom 750 and the Rebel 1000. The Patriot 500, the Freedom 750 and the Rebel 1000 are projected to be Made in the USA with global components.

“Sierra E-Life is excited to work with Andy Ross in the production of their American Rebel brand of E-Bikes,” said Robert Provost, CEO of Sierra E-Life. “We believe the bikes are the perfect fit for the American Rebel Patriotic market.”

According to Fortune Business Insights, the global E-Bike market is expected to grow to over $92 Billion by 2029. “Many of our current 400+ wholesale dealers already carry or have an interest in carrying E-Bikes,” said Andy Ross. “And we already attend sporting goods buying group shows such as Nation’s Best Sports and Sports, Inc. The E-Bikes are very compatible with our safes.”

An example of the seismic shift to more bicycle friendly communities, New York City Mayor Bill de Blasio announced that the New York City Department of Transportation (DOT) had constructed a record 28.6 lane miles of new protected bike lanes across all five boroughs of New York City in 2020. Biking saw an obvious surge in popularity during COVID-19 lockdowns, but John Pucher, a professor emeritus of urban planning at Rutgers University who specializes in biking said, “The good news is that bike networks were expanding in the U.S. even before the pandemic.” Between 1991 and 2021, there was a six-fold increase in paved, off-road trails, from 5,904 miles to 39,329 miles. Washington D.C., Minneapolis, Chicago, and Los Angeles more than doubled their city bike lanes from 2000 to 2017, while New York and Seattle more than tripled theirs. And the increase in protected bike lanes is even more dramatic: Their total length, nationwide, went from only 34 miles in 2006 to 425 miles in 2018. With the surge of activity in the pandemic, Pucher estimates that number is now well over 600 miles.

About American Rebel Holdings, Inc.

American Rebel operates primarily as a designer and marketer of branded safes and personal security and self-defense products. The Company also designs and produces branded apparel and accessories and now intends to enter the E-Bike market. To learn more, visit www.americanrebel.com. For investor information, visit www.americanrebel.com/investor-relations.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. American Rebel Holdings, Inc., (NASDAQ:AREB)(NASDAQ:AREBW) (the “Company,” “American Rebel,” “we,” “our” or “us”) desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. The words “forecasts” “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements primarily on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include our ability to efficiently incorporate acquisitions into our operations, our ability to negotiate and finalize definitive agreements with Sierra E-Life for the manufacture of our E-Bikes, our ability to introduce new products, our ability to meet production demands, our ability to expand our sales organization to address existing and new markets that we intend to target, our ability to effectively compete in the competitive E-Bike industry, and the Risk Factors contained within our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2021. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.

SOURCE: American Rebel Holdings, Inc.

Company Contact:

info@americanrebel.com

Investor Relations:

John McNamara

TraDigital IR

917-658-2605

john@tradigitalir.com